UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 15, 2015

CVSL Inc.
(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093
(Address of principal executive offices and zip code)

(972) 398-7120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 15, 2015, Trillium Pond AG, a corporation organized in Switzerland (“Trillium Pond”), wholly owned by a Swiss subsidiary (CVSL AG) of CVSL Inc., a Florida corporation (the “Company”), entered into and consummated a Share Purchase Agreement (the “SPA”) with Robert Way and Andrew Lynton Cohen (“Sellers”) pursuant to which Trillium Pond purchased from the Sellers all of the issued and outstanding share capital of Stanley House Distribution Limited (“Stanley House”), a company incorporated in England and Wales whose registered office is at Unit 2 Hurricane Park Heartlands Parkway, Birmingham, B7 5PJ. Stanley House has one wholly owned subsidiary, Betterware Limited (“Betterware”).
Betterware was founded in 1928, and sells a variety of household products in the United Kingdom and Ireland through a team of approximately 5,000 distributors.
Pursuant to the SPA, Trillium Pond purchased and acquired all 99,980 issued and outstanding shares of Stanley House common stock in exchange for payment to the Sellers of: (i) an aggregate cash payment of £1,000,000 ($1,535,000), of which £750,000 ($1,151,000) was paid to Mr. Way and £250,000 ($384,000) was paid to Mr. Cohen, the cash payments being funded from a portion of the cash acquired in the acquisition; (ii) Convertible Notes (the “Notes”) in the aggregate principal amount of £3,748,000 ($5,753,000)(a note in the principal amount of £2,811,404 ($4,315,000) issued to Mr. Way and a note in the principal amount of £936,635 ($1,438,000) issued to Mr. Cohen); and (iii) 976,184 shares of the Company’s common stock (the “Common Stock”) having a value on the date of issuance of $1,111,000 (732,236 shares were issued to Mr. Way and 243,948 shares were issued to Mr. Cohen). The shares of Common Stock issued to Mr. Way and Mr. Cohen under the SPA and issuable upon conversion of the Notes are subject to certain leak-out provisions, as set forth in a Lock-Up Agreement, that restrict sales of stock under certain circumstances based upon the number of shares being sold and the trading volume of the Company’s Common Stock.
The Notes mature after three (3) years and bear interest at a rate of two percent (2%) per annum, compounded annually and payable monthly. The Notes provide for aggregate cash payments of approximately (i) £10,222 ($16,000) on the 14th day of each of months 1-6 after issuance; and (ii) £20,444 ($32,000) on the 14th day on each of months 7-36 after issuance; provided, however that if certain milestones are not met part or all of the payment may be made at the option of the Company by the issuance of shares of the Company’s Common Stock instead of cash. In addition, the Notes provide for the payments in the aggregate amount of £1,024,000 ($1,572,000) at the Company’s election, in cash or shares of the Company’s Common Stock on each of the twelve, twenty four and thirty six month anniversary of the issuance date of the Notes. The Seller has the right upon a stock payment to cancel the portion of the Note subject to the stock issuance and forfeit such payment. The Notes may be prepaid in cash at any time.
In connection with the acquisition, Betterware and Trillium Pond entered into a service agreement with Mr. Way (the “Service Agreement”) pursuant to which Mr. Way was retained as the managing director of

Betterware and has also agreed to serve as a board member of Betterware and Trillium Pond. The Service Agreement continues until terminated by either party giving to the other not less than twelve (12) months’ prior written notice. The Service Agreement provides that Mr. Way will be paid an annual salary of £214,000 for a minimum of thirty (30) hours per week, in addition to a paid annual bonus of ten percent (10%) of EBITDA ( as defined in the Service Agreement) and a contribution of twelve and a half percent (12.5%) of his salary to his pension. Betterware has the right to terminate the Service Agreement with immediate effect and he will be entitled to a severance payment of one year’s salary; however if the termination is due to certain specified events, Betterware will have no liability obligations.
The foregoing description of the Notes, SPA, Service Agreement and Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively. US dollar set forth in this Current Report on Form 8-K are based on a pound sterling/ U.S. dollars exchange rate of $1.53484 :£1.00 on October 15, 2015.
The documents attached hereto are included with this Current Report on Form 8-K (this “Current Report”) only to provide investors with information regarding the terms and conditions of such documents, and not to provide investors with any other factual information regarding the Company, Trillium Pond, Betterware, Stanley House, or other parties, or their businesses or operations.  Investors should not rely on any representations and warranties in any such documents or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Trillium Pond, Betterware, Stanley House, or other parties, as applicable.  Information concerning the subject matter of any representations and warranties in such documents may change after the date of such documents, and such subsequent information may or may not fully be reflected in the Company’s public disclosures or periodic reports filed with the Securities and Exchange Commission (the “Commission”).  The representations, warranties, and covenants contained in such documents were made only for purposes of the respective document and as of specific dates, are solely for the benefit of the parties to such documents, may be subject to limitations agreed upon by the parties, including with respect to the SPA being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  The attached documents should not be read alone, but should instead be read in connection with the other information regarding the Company, Trillium Pond, Betterware, Stanley House, and their businesses and operations, as applicable, that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Forms 10-K, Quarterly Reports on Forms 10-Q, proxy or information statements, and other documents that the Company files with or furnishes to the Commission.
Item 2.03.  Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The shares of Common Stock, the Notes, and the shares of Common Stock into which the Notes may be converted were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Rule 903 of Regulation S promulgated under the Securities Act.  Based on representations from the Sellers, the Company determined that neither Seller was a “U.S. person", as that is defined in Rule 902(k) of Regulation S promulgated under the Securities Act and each Seller acquired the shares of Common Stock, the Notes, and the shares of Common Stock into which the Notes may be converted for investment purposes for its own account and not as a nominee or agent and not with a view to the resale of distribution thereof, and each seller understood that the shares of Common Stock, the Notes and the shares of Common Stock into which the Notes may be converted may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 8.01	Other Events.

The Company issued a press release on October 15, 2015, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
4.1	Convertible Note issued to Robert Way
4.2	Convertible Note issued to Andrew Lynton Cohen
10.1	Share Purchase Agreement, dated October 15, 2015, among Trillium Pond AG, Robert Way and Andrew Lynton Cohen
10.2	Service Agreement with Robert Way
10.3	Lock-Up Agreement with Robert Way
99.1	Press release of CVSL Inc., dated October 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: October 20, 2015	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President